Exhibit 99.1

MiX Telematics Reports First Quarter Fiscal Year 2024 U.S. GAAP Financial Results

First Quarter Highlights:
•Net subscriber additions of 40,500, bringing the total base to over 1,042,000 subscribers
•Total revenue of $36.4 million, up 15% year-over-year (constant currency)
•Subscription revenue of $32.2 million, up 16% year-over-year (constant currency)
•Annual recurring revenue (“ARR”) of $129.5 million, up 15% year-over-year (constant currency)
•Net income of $1.6 million, up from $0.7 million in the prior year
•Adjusted EBITDA of $8.7 million, at an adjusted EBITDA margin of 23.8% (up 670 basis points from the prior year)
•Cash and cash equivalents of $27.1 million at quarter end

Midrand, South Africa and Boca Raton, August 2, 2023 - MiX Telematics Limited (“MiX Telematics” or the “Company”) (NYSE: MIXT, JSE: MIX), a leading global Software-as-a-Service (“SaaS”) provider of connected fleet management solutions, today announced financial results, in accordance with accounting principles generally accepted in the United States (“GAAP”), for the first quarter of fiscal year 2024, which ended June 30, 2023.

Management Commentary
“We sustained our positive momentum and started the year with quarterly results ahead of our internal expectations,” said CEO Stefan Joselowitz. “We continued to expand our subscriber base with an additional 40,500 net subscribers, while increasing ARR by over 15% on a constant currency basis and expanding our adjusted EBITDA margin 670 basis points.

“While uncertainties remain in the macro-economic environment, our team has been hard at work expanding our new customer pipeline, evaluating M&A opportunities, and ensuring we’re efficiently managing our cost base. With our commitment to appropriately balancing growth and profitability, we are well positioned to meet our financial expectations for fiscal 2024, ultimately reaching a consistent ‘Rule of 40’ performance in the medium-term. We believe demand remains strong for cloud-based telematics solutions and anticipate continuing to capitalize on this opportunity to grow our market share going forward.”

Financial Results for the Three Months Ended June 30, 2023

Subscription Revenue: Subscription revenue increased to $32.2 million, compared to $31.0 million for the first quarter of fiscal year 2023. The Field Service Management (“FSM”) business acquired on September 2, 2022 contributed $2.1 million to the subscription revenue for the first quarter of fiscal year 2024. Subscription revenue increased by 15.6% on a constant currency basis, year over year, of which 6.8% is attributable to the FSM business acquisition. During the first quarter of fiscal year 2024, the Company’s subscriber base increased by a net 40,500 subscribers, mainly due to the Africa segment. Subscription revenue represented 88.6% of total revenue during the first quarter of fiscal year 2024.

The majority of the Company’s total revenue and subscription revenue are derived from currencies other than the U.S. Dollar. Accordingly, the strengthening of the U.S. Dollar against these currencies (in particular against the South African Rand), has negatively impacted the Company’s revenue and subscription revenue reported in U.S. Dollars. Compared to the first quarter of fiscal year 2023, the South African Rand weakened by 20% against the U.S. Dollar. The Rand/U.S. Dollar exchange rate averaged R18.65 in the first quarter of fiscal year 2024 compared to an average of R15.55 during the first quarter of fiscal year 2023. The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the first quarter of fiscal year 2024 led to a 11.6% decrease in reported U.S. Dollar subscription revenue.

Total Revenue: Total revenue increased to $36.4 million, compared to $35.1 million for the first quarter of fiscal year 2023. During the first quarter of fiscal year 2024, total revenue increased by 14.7% on a constant currency basis, year over year. Hardware and other revenue was $4.1 million, which is in-line with the first quarter of fiscal year 2023. On a constant currency basis, hardware and other revenue increased by 7.9%.

The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the first quarter of fiscal year 2024 led to a 11.0% decrease in reported U.S. Dollar total revenue.

Gross Margin: Gross profit was $23.1 million, compared to $21.7 million for the first quarter of fiscal year 2023. Gross profit margin increased 160 basis points to 63.6%, compared to 62.0% for the first quarter of fiscal year 2023. The subscription revenue margin during the first quarter of fiscal year 2024 was 68.3%, compared to 67.5% for the first quarter of fiscal year 2023.

Income From Operations: Income from operations was $4.4 million, compared to $2.4 million for the first quarter of fiscal year 2023. Operating income margin increased 520 basis points to 12.1%, compared to 6.9% for the first quarter of fiscal year 2023. Operating expenses of $18.7 million decreased by $0.6 million, or 3.0%, compared to the first quarter of fiscal year 2023. The decrease in operating expenses was mainly due to cost savings from the restructuring activity implemented in March 2023.

Net Income and Earnings Per Share: Net income was $1.6 million, compared to net income of $0.7 million in the first quarter of fiscal year 2023. During the first quarter of fiscal year 2024, net income included a net foreign exchange loss of $0.7 million before tax and a $0.4 million charge from the income tax effect of net foreign exchange losses (which includes a $0.7 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly-owned subsidiary of the Company, offset by a $0.3 million deferred tax credit on other foreign exchange losses). During the first quarter of fiscal year 2023, net income included a net foreign exchange gain of $0.8 million before tax and a $2.0 million charge from the income tax effect of net foreign exchange gains (which includes a $1.8 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Investments and a $0.2 million deferred tax charge on other foreign exchange losses).

Earnings per diluted ordinary share was 0.3 U.S. cents, compared to 0.1 U.S. cents in the first quarter of fiscal year 2023. For the first quarter of fiscal year 2024, the calculation was based on diluted weighted average ordinary shares in issue of 555.5 million compared to 556.7 million diluted weighted average ordinary shares in issue during the first quarter of fiscal year 2023. On a ratio of 25 ordinary shares to one American Depositary Share (“ADS”), earnings per diluted ADS were 7 U.S. cents compared to 3 U.S. cents in the first quarter of fiscal year 2023.

Adjusted EBITDA and Adjusted EBITDA Margin: Adjusted EBITDA, a non-GAAP measure, increased to $8.7 million, compared to $6.0 million for the first quarter of fiscal year 2023. Adjusted EBITDA margin, a non-GAAP measure, for the first quarter of fiscal year 2024 increased 670 basis points to 23.8%, compared to 17.1% for the first quarter of fiscal year 2023.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted net income, a non-GAAP measure, was $2.8 million, compared to $1.9 million for the first quarter of fiscal year 2023. Adjusted net income per diluted ordinary share was 0.5 U.S. cents, compared to 0.3 U.S. cents in the first quarter of fiscal year 2023. At a ratio of 25 ordinary shares to one ADS, the adjusted net income per diluted ADS was 12 U.S. cents compared to 8 U.S. cents in the first quarter of fiscal year 2023.

Adjusted Effective Tax Rate: The Company’s effective tax rate was 53.4%, compared to 82.2% in the first quarter of fiscal year 2023. Adjusted effective tax rate, a non-GAAP measure which excludes the impact of net foreign exchange gains and losses, restructuring costs and contingent consideration remeasurement, net of tax, is the tax rate used in determining adjusted net income. Adjusted effective tax rate was 33.9% compared to 37.0% in the first quarter of fiscal year 2023.

Cash and Cash Equivalents, Cash Flow and Free Cash Flow: At June 30, 2023, the Company had $27.1 million of cash and cash equivalents, compared to $29.9 million at March 31, 2023.

Net cash provided by operating activities for the first quarter of fiscal year 2024 increased to $5.0 million compared to $0.7 million net cash used in operating activities for the first quarter of fiscal year 2023. The Company invested $5.0 million in capital expenditures (including investments in in-vehicle devices of $3.4 million), leading to a break-even free cash flow, a non-GAAP measure, in the quarter. The Company incurred negative free cash flow of $7.4 million for the first quarter of fiscal year 2023 when the Company invested $6.7 million in capital expenditures (including investments in in-vehicle devices of $4.9 million).

Net cash used in investing activities for the first quarter of fiscal year 2024 was $5.0 million, compared to $6.7 million net cash used in investing activities for the first quarter of fiscal year 2023.

Net cash used in financing activities amounted to $1.8 million for the first quarter of fiscal year 2024, compared to $0.4 million used during the first quarter of fiscal year 2023. The cash used in financing activities during the first quarter of fiscal year 2024 mainly consisted of dividends paid of $1.3 million and ordinary shares repurchased of $0.5 million, offset by short-term debt facilities utilized of $0.1 million. The cash used in financing activities during the first quarter of fiscal year 2023 consisted of dividends paid of $1.4 million, offset by short-term debt facilities utilized of $1.0 million.

During the quarter, the South African Rand weakened against the U.S. Dollar from R17.98 at March 31, 2023 to R18.73 at June 30, 2023 and as a result, cash decreased by $1.0 million due to foreign exchange losses.

Quarterly Dividend
The last recent dividend payment of 4.50000 South African cents (0.2 U.S. cents) per ordinary share and 1.12500 South African Rand (6 U.S. cents) per ADS was paid on June 29, 2023 to ADS holders on record on June 16, 2023. A dividend of 4.50000 South African cents per ordinary share and 1.12500 South African Rand per ADS will be paid on September 7, 2023 to ADS holders on record as of the close of business on August 25, 2023.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)        Thursday, August 24, 2023
Record date                        Friday, August 25, 2023
Approximate date of currency conversion            Monday, August 28, 2023
Approximate dividend payment date            Thursday, September 7, 2023

Share Repurchases
In the first quarter of fiscal year 2024, the Company repurchased 1,716,207 ordinary shares on the open market at prevailing market prices, for a total consideration of $0.5 million.

Conference Call Information
MiX Telematics management will host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 2:00 p.m. (South African Time) on Wednesday, August 2, 2023 to discuss the Company’s financial results and current business outlook.
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial 1-888-886-7786 (within the United States) or 0-800-994-942 (within South Africa) or 1-416-764-8658 (outside of the United States). The conference ID is 44708350.
•A replay of this conference call will be available for a limited time at 1-844-512-2921 (within the United States) or 1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 44708350.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as SaaS to over 1,042,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation:

•our ability to attract, sell to and retain customers;
•our ability to improve our growth strategies successfully, including our ability to increase sales to existing customers;
•our ability to adapt to rapid technological change in our industry and the use of artificial intelligence;
•competition from industry consolidation and new entrants into the industry;
•loss of key personnel or our failure to attract, train and retain other highly qualified personnel;
•our ability to integrate any businesses we acquire;
•the introduction of new solutions and international expansion;
•the impact of the global component shortage and supply chain disruptions;
•our dependence on key suppliers and vendors to manufacture our hardware;
•our dependence on our network of dealers and distributors to sell our solutions;
•our ability to navigate and adapt in adverse global economic and market conditions;
•the impact of climate change and increased focus on environmental, social and governance matters;
•businesses may not continue to adopt fleet management solutions;
•our future business and system development, results of operations and financial condition;
•expected changes in our profitability and certain cost or expense items as a percentage of our revenue;
•changes in the practices of insurance companies;
•the impact of laws and regulations relating to the Internet and data privacy;
•our ability to ensure compliance with export laws, customs and import regulations, economic sanctions and Export Administration Regulations;
•our ability to protect our intellectual property and proprietary technologies and address any infringement claims;
•our ability to defend ourselves from litigation or administrative proceedings relating to labor, regulatory, tax or similar issues;
•significant disruption in service on, or security breaches of, our websites or computer systems;
•our dependence on third-party technology;
•fluctuations in the value of the South African Rand;
•our reliance on electricity generated and supplied by Eskom (The South African Power Utility) and the impact of intermittent electricity supply in South Africa;
•economic, social, political, labor and other conditions and developments in South Africa and globally;
•our ability to issue securities and access the capital markets in the future; and
•other risks set forth in our filings with the U.S. Securities Exchange Commission.

We assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled “Non-GAAP Financial Measures and Key Business Metrics”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Relations Contact
Matt Glover and Cody Cree
Gateway Group, Inc.
MIXT@gateway-grp.com
+1-949-574-3860

August 2, 2023

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$29,876	$27,101
Restricted cash	781	763
Accounts receivables, net	24,194	25,930
Inventory, net	4,936	4,271
Prepaid expenses and other current assets	9,950	9,462
Total current assets	69,737	67,527
Property, plant and equipment, net	36,779	37,380
Goodwill	39,258	38,415
Intangible assets, net	21,895	21,124
Deferred tax assets	2,090	1,877
Other assets	6,804	7,768
Total assets	$176,563	$174,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$15,253	$14,817
Accounts payables	6,120	5,428
Accrued expenses and other liabilities	21,486	22,677
Contingent consideration	3,569	3,279
Deferred revenue	5,295	4,669
Income taxes payable	298	427
Total current liabilities	52,021	51,297
Deferred tax liabilities	12,357	12,767
Long-term accrued expenses and other liabilities	3,368	3,382
Total liabilities	67,746	67,446

Stockholders’ equity:
MiX Telematics Limited stockholders’ equity
Preference shares: 100 million shares authorized but not issued	—	—
Ordinary shares: 608.8 million and 607.8 million no-par value shares issued as of March 31, 2023 and June 30, 2023, respectively	64,001	63,455
Less treasury stock at cost: 53.8 million shares as of March 31, 2023 and June 30, 2023	(17,315)	(17,315)
Retained earnings	79,024	79,291
Accumulated other comprehensive loss	(13,399)	(15,532)
Additional paid-in capital	(3,499)	(3,259)
Total MiX Telematics Limited stockholders’ equity	108,812	106,640
Non-controlling interest	5	5
Total stockholders’ equity	108,817	106,645

Total liabilities and stockholders’ equity	$176,563	$174,091

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2022	2023
Revenue
Subscription	$30,963	$32,211
Hardware and other	4,096	4,140
Total revenue	35,059	36,351
Cost of revenue
Subscription	10,053	10,213
Hardware and other	3,273	3,025
Total cost of revenue	13,326	13,238
Gross profit	21,733	23,113
Operating expenses
Sales and marketing	4,332	3,506
Administration and other	14,975	15,215
Total operating expenses	19,307	18,721
Income from operations	2,426	4,392
Other income/(expense)	899	(709)
Interest income	750	269
Interest expense	263	502
Income before income tax expense	3,812	3,450
Income tax expense	3,134	1,842
Net income	678	1,608
Less: Net income attributable to non-controlling interest	—	—
Net income attributable to MiX Telematics Limited	$678	$1,608

Net income per ordinary share
Basic	$0.001	$0.003
Diluted	$0.001	$0.003

Net income per American Depositary Share
Basic	$0.03	$0.07
Diluted	$0.03	$0.07

Ordinary shares
Weighted average	551,367	554,841
Diluted weighted average	556,665	555,464

American Depositary Shares
Weighted average	22,055	22,194
Diluted weighted average	22,267	22,219

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2022	2023
Cash flows from operating activities:
Cash (used in)/generated from operations	$(1,278)	$4,925
Interest received	336	258
Interest paid	(165)	(376)
Income tax received	422	172
Net cash (used in)/provided by operating activities	(685)	4,979

Cash flows from investing activities:
Acquisition of property, plant and equipment – in-vehicle devices	(4,887)	(3,447)
Acquisition of property, plant and equipment – other	(305)	(169)
Proceeds from the sale of property, plant and equipment	33	—
Acquisition of intangible assets	(1,492)	(1,355)
Net cash used in investing activities	(6,651)	(4,971)

Cash flows from financing activities:
Cash paid for ordinary shares repurchased	—	(546)
Cash paid on dividends to MiX Telematics Limited stockholders	(1,416)	(1,331)
Movement in short-term debt	1,044	63
Net cash used in financing activities	(372)	(1,814)

Net decrease in cash and cash equivalents, and restricted cash	(7,708)	(1,806)
Cash and cash equivalents, and restricted cash at beginning of the period	34,719	30,657
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(1,385)	(987)
Cash and cash equivalents, and restricted cash at end of the period	$25,626	$27,864

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker (“CODM”) using Segment Adjusted EBITDA, which is a measure that uses income before income tax expense excluding the contingent consideration remeasurement, interest expense, interest income, net foreign exchange gains/losses, net profit on sale of property, plant and equipment, restructuring costs, stock-based compensation reversal/costs, depreciation, amortization, operating lease costs and corporate and consolidation entries. Product development costs are capitalized and amortized and this amortization is excluded from Segment Adjusted EBITDA.

The segment information provided to the CODM is as follows (in thousands and unaudited):

	Three Months Ended June 30, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$19,061	$1,672	$20,733	$7,937
Europe	3,145	489	3,634	1,236
Americas	3,412	690	4,102	173
Middle East and Australasia	4,099	885	4,984	1,838
Brazil	1,235	360	1,595	435
Total Regional Sales Offices	30,952	4,096	35,048	11,619
Central Services Organization	11	—	11	(2,767)
Total Segment Results	$30,963	$4,096	$35,059	$8,852

	Three Months Ended June 30, 2023
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,375	$1,155	$19,530	$8,516
Europe	3,092	357	3,449	1,138
Americas	4,827	285	5,112	533
Middle East and Australasia	4,153	1,807	5,960	2,588
Brazil	1,757	536	2,293	970
Total Regional Sales Offices	32,204	4,140	36,344	13,745
Central Services Organization	7	—	7	(2,462)
Total Segment Results	$32,211	$4,140	$36,351	$11,283

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before income tax expense for the periods shown:

	Three Months Ended June 30,
	2022	2023
Segment Adjusted EBITDA	$8,852	$11,283
Corporate and consolidation entries	(2,174)	(1,979)
Operating lease costs (1)	(334)	(312)
Product development costs (2)	(343)	(332)
Depreciation and amortization	(3,746)	(4,012)
Stock-based compensation reversal/(costs) (3)	192	(240)
Restructuring costs	—	(23)
Net profit on sale of property, plant and equipment	33	4
Net foreign exchange gains/(losses)	845	(730)
Interest income	750	269
Interest expense	(263)	(502)
Contingent consideration remeasurement	—	24
Income before income tax expense	$3,812	$3,450

Description of reconciling items:
1.For the purposes of calculating Segment Adjusted EBITDA, operating lease expenses are excluded from the Segment Adjusted EBITDA. Therefore, in order to reconcile Segment Adjusted EBITDA to income before income tax expense, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to income before income tax expense, product development costs capitalized for segment reporting purposes need to be deducted.

3.The Executive Vice President and Chief Financial Officer, John Granara, resigned with effect from June 24, 2022. The reversal for the three months ended June 30, 2022 relates to the forfeiture of stock appreciation rights and restricted share units as a result of the resignation during the period.

Annexure A: Non-GAAP Financial Measures and Key Business Metrics

We use certain measures to assess the financial performance of the business. Certain of these measures are termed “non-GAAP measures” because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP, or are calculated using financial measures that are not calculated in accordance with GAAP. These non-GAAP measures include adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency information.

An explanation of the relevance of each of the non-GAAP measures, a reconciliation of the non-GAAP measures to the most directly comparable measures calculated and presented in accordance with GAAP and a discussion of their limitations is set out below. We do not regard these non-GAAP measures as a substitute for, or superior to, the equivalent measures calculated and presented in accordance with GAAP or those calculated using financial measures that are calculated in accordance with GAAP.

In addition to providing the non-GAAP financial measures mentioned above, we disclose ARR to give investors supplementary indicators of the value of our current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue for subscription contracts that have commenced revenue recognition as of the measurement date.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and adjusted EBITDA margin are two of the profit measures reviewed by the CODM. We define adjusted EBITDA as net income before income taxes, interest expense, interest income, net foreign exchange gains/losses, depreciation of property, plant and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, stock-based compensation reversal/costs, net profit on sale of property, plant and equipment, restructuring costs and the contingent consideration remeasurement. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

We have included adjusted EBITDA and adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results.

A reconciliation of net income (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended June 30,
	2022	2023
Net income	$678	$1,608
Plus: Income tax expense	3,134	1,842
Plus: Interest expense	263	502
Less: Interest income	(750)	(269)
(Less)/plus: Net foreign exchange (gains)/losses	(845)	730
Plus: Depreciation (1)	2,626	2,567
Plus: Amortization (2)	1,120	1,445
(Less)/plus: Stock-based compensation (reversal)/costs (3)	(192)	240
Less: Net profit on sale of property, plant and equipment	(33)	(4)
Plus: Restructuring costs	—	23
Less: Contingent consideration remeasurement	—	(24)
Adjusted EBITDA	$6,001	$8,660
Adjusted EBITDA margin	17.1%	23.8%

1.Includes depreciation of owned assets (including in-vehicle devices).
2.Includes amortization of intangible assets (including capitalized internal-use software development costs and intangible assets identified as part of a business combination).
3.The Executive Vice President and Chief Financial Officer, John Granara, resigned with effect from June 24, 2022. The reversal for the three months ended June 30, 2022 relates to the forfeiture of stock appreciation rights and restricted share units as a result of the resignation during the period.

Our use of adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered as performance measures in isolation from, or as a substitute for, analysis of our results as reported under GAAP.

Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company;
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure; and
•certain of the adjustments (such as restructuring costs, impairment of long-lived assets and others) made in calculating adjusted EBITDA are those that management believes are not representative of our underlying operations and, therefore, are subjective in nature.

Because of these limitations, adjusted EBITDA and adjusted EBITDA margin should be considered alongside other financial performance measures, including income from operations, net income and our other results.

Adjusted Net Income
Adjusted net income is defined as net income excluding net foreign exchange gains/losses, restructuring costs and contingent consideration remeasurement, net of tax.
We have included adjusted net income in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/losses, restructuring costs and contingent consideration remeasurement, net of tax and associated tax consequences, from earnings. Accordingly, we believe that adjusted net income provides useful information to investors and others in understanding and evaluating our operating results.

The following table (in thousands, except per share data, and unaudited) reconciles net income to adjusted net income for the periods shown:

	Three Months Ended June 30,
	2022	2023
Net income	$678	$1,608
Net foreign exchange (gains)/losses	(845)	730
Income tax effect of net foreign exchange gains/(losses)	2,036	425
Restructuring costs	—	23
Income tax effect of restructuring costs	—	(5)
Contingent consideration remeasurement	—	(24)
Income tax effect of contingent consideration remeasurement	—	5
Adjusted net income	$1,869	$2,762

Adjusted Net Income Per Share
Adjusted net income per share is defined as adjusted net income divided by the weighted average number of ordinary shares or ADSs in issue during the period.
We have included adjusted net income per share in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/losses, restructuring costs and contingent consideration remeasurement, net of tax and associated tax consequences, from earnings. Accordingly, we believe that adjusted net income per share provides useful information to investors and others in understanding and evaluating our operating results.

The following tables (unaudited) reconcile diluted net income per ordinary share or ADS to diluted adjusted net income per ordinary share or ADS for the periods shown:

	Three Months Ended June 30,
	2022	2023
Net income per ordinary share – diluted	$0.001	$0.003
Effect of net foreign exchange (gains)/losses to net income	(0.002)	0.001
Income tax effect of net foreign exchange gains/(losses)	0.004	0.001
Restructuring costs	—	#
Income tax effect of restructuring costs	—	#
Contingent consideration remeasurement	—	#
Income tax effect of contingent consideration remeasurement	—	#
Adjusted net income per ordinary share – diluted	$0.003	$0.005

# Amount less than $0.001

	Three Months Ended June 30,
	2022	2023
Net income per ADS – diluted	$0.03	$0.07
Effect of net foreign exchange (gains)/losses to net income	(0.04)	0.03
Income tax effect of net foreign exchange gains/(losses)	0.09	0.02
Restructuring costs	—	*
Income tax effect of restructuring costs	—	*
Contingent consideration remeasurement	—	*
Income tax effect of contingent consideration remeasurement	—	*
Adjusted net income per ADS – diluted	$0.08	$0.12

* Amount less than $0.01

Adjusted Effective Tax Rate
The adjusted effective tax rate is defined as income tax expense excluding the income tax effect of net foreign exchange gains/losses, restructuring costs and contingent consideration remeasurement divided by income before income tax expense excluding net foreign exchange gains/losses, restructuring costs and contingent consideration remeasurement.

A reconciliation of the effective tax rate (the most directly comparable financial measure presented in accordance with GAAP) to the adjusted effective tax rate for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended June 30,
	2022	2023
Income before income tax expense	$3,812	$3,450
Net foreign exchange (gains)/losses	(845)	730
Restructuring costs	—	23
Contingent consideration remeasurement	—	(24)
Income before income tax expense excluding net foreign exchange (gains)/losses, restructuring costs and contingent consideration remeasurement	$2,967	$4,179

Income tax expense	$(3,134)	$(1,842)
Income tax effect of net foreign exchange gains/(losses)	2,036	425
Income tax effect of restructuring costs	—	(5)
Income tax effect of contingent consideration remeasurement	—	5
Income tax expense excluding income tax effect of net foreign exchange gains/(losses), restructuring costs and contingent consideration remeasurement	$(1,098)	$(1,417)

Effective tax rate	82.2%	53.4%

Adjusted effective tax rate	37.0%	33.9%

Free Cash Flow
Free cash flow is determined as net cash used in/provided by operating activities less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices.

The following table (in thousands and unaudited) reconciles net cash used in/provided by operating activities to free cash flow for the periods shown:

	Three Months Ended June 30,
	2022	2023
Net cash (used in)/provided by operating activities	$(685)	$4,979
Less: Capital expenditure payments	(6,684)	(4,971)
Free cash flow	$(7,369)	$8

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. We believe this provides a useful basis to measure the performance of our business as it removes distortion from the effects of foreign currency movements during the period.

Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.

The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended June 30,		Year Over Year Change
	2022	2023
Subscription revenue as reported	$30,963	$32,211	4.0%
Conversion impact of U.S. Dollar/other currencies	—	3,581	11.6%
Subscription revenue on a constant currency basis	$30,963	$35,792	15.6%

Hardware and Other Revenue:
	Three Months Ended June 30,		Year Over Year Change
	2022	2023
Hardware and other revenue as reported	$4,096	$4,140	1.1%
Conversion impact of U.S. Dollar/other currencies	—	280	6.8%
Hardware and other revenue on a constant currency basis	$4,096	$4,420	7.9%

Total Revenue:
	Three Months Ended June 30,		Year Over Year Change
	2022	2023
Total revenue as reported	$35,059	$36,351	3.7%
Conversion impact of U.S. Dollar/other currencies	—	3,861	11.0%
Total revenue on a constant currency basis	$35,059	$40,212	14.7%

Key Business Metrics

Annual Recurring Revenue

We believe that ARR is a key indicator of the trajectory of our business performance and serves as an indicator of future subscription revenue growth. We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date. ARR is calculated by taking the subscription revenue for the last month of the period, multiplied by 12. It provides a 12-month forward view of revenue, assuming unit numbers, pricing and foreign exchange rates (the average monthly exchange rates applicable to the last month of the period) remain unchanged during the year. Constant currency ARR growth has been determined by adjusting the prior financial reporting period results to the last month of the current period average exchange rates, determined as the average monthly exchange rates applicable to the last month of the period.

ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and is not intended to be combined with or to replace it. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended or renewed.

ARR is included in the following table (in thousands and unaudited):

	June 30,
	2022	2023
Annual Recurring Revenue	$123,210	$129,529